Exhibit 10.2

AON CORPORATION
NON-EMPLOYEE DIRECTORS’
DEFERRED STOCK UNIT PLAN

(a subplan of the Aon Stock Incentive Plan)

1.                                       Adoption and Purpose.

The Aon Corporation Outside Director Deferred Stock Unit Plan (the “Plan”) is intended to provide non-employee directors serving on the Board of Directors of Aon Corporation (the “Company”) with compensation tied to the value of the Company’s common stock, thereby motivating such directors to perform their duties and responsibilities to the best of their professional abilities and to further align the interests of such directors with the interests of the Company and its stockholders.  The Plan is effective as of January 1, 2006.

2.                                       Definitions.

When used in this Plan, the following terms shall have the definitions set forth in this Section 2:

2.1                                 “Board” means the Board of Directors of Aon Corporation.

2.2                                 “Committee” means the Organization and Compensation Committee of the Board of Directors of Aon Corporation, as constituted from time to time, or such subcommittee of that body as the Committee shall specify to act for the Committee with respect to this Plan.  Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and shall be an “outside director” within the meaning of Section 162(m) of the Code.  The Committee shall be composed of at least two (2) such directors.

2.3                                 “Common Stock” means the Company’s common stock, par value $1.00 per share.

2.4                                 “Company” means Aon Corporation, a Delaware corporation.

2.5                                 “Date of Grant” means the date on which Deferred Stock Units are granted pursuant to Article III.

2.6                                 “Deferred Stock Unit” means a non-voting measurement unit that is deemed for valuation and bookkeeping purposes to be equivalent to an outstanding share of Common Stock.  It is a contractual obligation of the Company to deliver a share of Common Stock based on the Fair Market Value of such share to an Eligible Director or the beneficiary of such Eligible Director as provided herein.

2.7                                 “Effective Date” means January 1, 2006, the date when this Plan shall go into effect.

2.8                                 “Eligible Director” means each member of the Board who is not an employee of the Company or an affiliate and who is subject, in whole or in part, to the U.S. tax laws and regulations regarding his or her compensation for Board service.

2.9                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10                           “Fair Market Value” means, on any given date, the per share value of Common Stock as determined by using the average of the high and low selling prices of such Common Stock on the New York Stock Exchange on such date (or, if the New York Stock Exchange was not open for trading or the Common Stock was not traded on that day, the next preceding day that the New York Stock Exchange was open for trading and the Common Stock was traded) as reported for such date by the Wall Street Journal.

2.11                           “Plan” means the Aon Corporation Non-Employee Directors’ Deferred Stock Unit Plan, as such plan may be amended from time to time, as adopted as a sub-plan to the Stock Plan.

2.12                           “Separation from Service” means that the Eligible Director has ceased to be a member of the Board of Directors and has otherwise had a separation from service recognized as such under Section 409A of the Internal Revenue Code of 1986, as amended.

2.13                           “Stock Plan” means the Aon Stock Incentive Plan, as approved and adopted by stockholders in 2001 and as amended from time to time thereafter, pursuant to which this Plan has been adopted as a sub-plan.

2.14                           “Year of Service” means a period of 12 months of service as a member of the Board, measured from the Date of Grant of the applicable Deferred Stock Units.

3.                                       Deferred Stock Unit Awards.

3.1                                 Annual Grant.  The Company shall establish a bookkeeping account for each Eligible Director to record such Eligible Director’s interest under the Plan related to Deferred Stock Units.  Each year at the close of business on the date of the Company’s annual meeting of stockholders, the bookkeeping account of each Eligible Director shall automatically be credited with the number of Deferred Stock Units (rounded to the nearest hundredth) equal to $85,000 (or $170,000 for an Eligible Director who is first appointed or elected to serve on the Board as of such date), or any such other amount as the Committee may from time to time determine, divided by the Fair Market Value of the Common Stock.  In the event an Eligible Director first becomes an Eligible Director other than at the Company’s annual meeting of stockholders, such Eligible Director shall automatically be credited as of the Eligible Director’s appointment or election date with the number of Deferred Stock Units (rounded to the nearest hundredth) equal to $170,000, or any such other amount as the

Committee may from time to time determine, divided by the Fair Market Value of the Common Stock.  The Deferred Stock Units shall vest in accordance with Section 3.2 hereof.

3.2                                 Vesting of Deferred Stock Units.  An Eligible Director shall vest in his or her Deferred Stock Units in accordance with this Section 3.2.  The Deferred Stock Units shall vest in four equal increments over the course of the Eligible Director’s Year of Service as of the Company’s quarterly dividend payment dates.  Notwithstanding the foregoing, if the Eligible Director terminates service on the Board by reason of his or her death prior to the completion of a Year of Service, all shares of Common Stock corresponding to such Deferred Stock Units shall be delivered to such Eligible Director’s beneficiary as designated by the Eligible Director on a form provided by the Company pursuant to Section 5.2 hereof, or, in the absence of such designation, to the Eligible Director’s estate.

3.3                                 Dividend Equivalents.  An Eligible Director shall have no rights as a stockholder of the Company with respect to any Deferred Stock Unit until a share of Common Stock is delivered to the Eligible Director pursuant to this Plan.  Nothwithstanding the foregoing, as of each dividend payment date declared with respect to the Common Stock, the Company shall credit to each bookkeeping account a number of additional Deferred Stock Units equal to (i) the product of (x) the dividend per share of Common Stock payable on such dividend payment date and (y) the number of Deferred Stock Units credited to such account as of the applicable dividend record date divided by (ii) the Fair Market Value of a share of Common Stock on such dividend payment date.

3.4                                 Capital Adjustments.  In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin-off, split-up, combination of shares, merger, consolidation or a similar corporate transaction, the number of Deferred Stock Units granted hereunder shall be proportionately adjusted to reflect any such transaction.

3.5                                 Payment of Deferred Stock Units in Common Stock.  Subject to satisfaction of the vesting requirements set forth in Section 3.2 hereof, and provided the Eligible Director has not made a timely election to defer his or her receipt of Common Stock under this Plan pursuant to Section 3.6 hereof, the Deferred Stock Units shall convert to Common Stock upon the earlier of (i) an Eligible Director’s Separation from Service or (ii) the completion of three Years of Service (in either case, a “Scheduled Distribution Event”).  Upon the occurrence of a Scheduled Distribution Event, the Eligible Director shall be entitled to receive shares of Common Stock equal to the number of Deferred Stock Units then credited to such Eligible Director’s account as of such Scheduled Distribution Event.  The shares of Common Stock shall be delivered to the Eligible Director and transferred on the books of the Company on the date that is the first business day of the month immediately following the Scheduled Distribution Event.  Any fractional shares of Common Stock to be delivered in respect of a Deferred Stock Unit shall be settled in cash based upon the Fair Market Value on the date any whole share of Common Stock is transferred on the books of the Company to the Eligible Director or his or her beneficiary.  Upon the delivery of a share of Common Stock (or cash with respect to a fractional share) pursuant to the Plan, the corresponding Deferred Stock Unit (or fraction thereof) shall be canceled and be of no further force or effect.

3.6                                 Deferral of Receipt of Common Stock.  An Eligible Director may elect in writing pursuant to procedures established by the Company to defer his or her receipt of shares of Common Stock, that would otherwise become payable under Section 3.5 hereof.  Such deferral election must be made no later than 12 months before any applicable Scheduled Distribution Event.  All such deferral elections will be required to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

3.7                                 Registration of Shares.  The shares of Common Stock that are distributable in accordance with Section 3.5 or 3.6 herein, shall be registered in the name of the Eligible Director as the “Stockholder of Record” unless the Eligible Director elects otherwise on a registration form filed with the Company no later than 60 days before the shares of Common Stock are distributable.

4.                                       Administration.

4.1                                 Plan Administration. The Plan shall be administered by the Committee.  The Committee may make such rules and establish such procedures for the administration of the Plan, as it deems appropriate to carry out the purpose of the Plan; provided, however, that the Committee shall have no discretion with respect to the grantee, amount, price or timing of any Deferred Stock Unit.  The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee in its sole discretion, and any such determination shall be final and binding on all persons.

4.2                                 Amendment or Termination.  The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.  The termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under a grant of Deferred Stock Units.

5.                                       General Provisions.

5.1                                 Assignability.  Deferred Stock Units shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by an Eligible Director (whether voluntarily or involuntarily) to any party, nor may any award be subject to attachment by any creditor.  No assignment or transfer of any Deferred Stock Units or their rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution shall vest in the assignee or transferee any interest or right herein whatsoever, and shall be of no force or effect.

5.2                                 Designation of Beneficiaries.  An Eligible Director may designate a person or persons to receive, in the event of his or her death, any rights to which he would be entitled under Deferred Stock Units granted under this Plan.  A beneficiary designation may be changed or revoked by a participant at any time by filing a written statement of such change or revocation with the Company.

5.3                                 Award Agreement.  Deferred Stock Unit awards made pursuant to this Plan and under the Stock Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to all the terms of this Plan and comply with the relevant terms and conditions of the Stock Plan.  The Award Agreement will state the characteristics of and all terms and conditions applicable to the Deferred Stock Units, provided that the provisions of this Plan will be deemed incorporated in such agreement regardless whether they are specifically reiterated in the text of the Award Agreement.

5.4                                 Rights as a Stockholder.  The holder of Deferred Stock Units shall no rights as a stockholder of the Company, including voting rights.

5.5                                 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require an Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required to be withheld with respect to Deferred Stock Units.

5.6                                 Unfunded Plan.  The Company shall not be required to segregate any cash or any shares of Common Stock that may at any time be represented by Deferred Stock Units, and the Plan shall constitute an “unfunded” plan of the Company.  The Company shall not, by any provision of the Plan, be deemed a trustee of the Common Stock or any other property, and the rights of an Eligible Director or beneficiary under this plan shall be limited to those of a general creditor of the Company.  A Deferred Stock Unit represents a contractual obligation of the Company to deliver a share of Common Stock or cash as provided herein.

5.7                                 No Right to Continue As Director.  Nothing in the Plan shall be construed as conferring any right upon any director to continue to serve as a member of the Board of Directors nor shall the Plan be construed to impose any obligation on the part of the Eligible Director to continue to serve as a member of the Board of Directors.

5.8                                 Governing Law.  The validity, construction, interpretation, administration and effect of the Plan, and all rights hereunder, shall be determined solely in accordance with the laws of the State of Illinois, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the Company has executed this Plan on this 18th day of March 2006, to be effective on the Effective Date.